Exhibit 10.1

AMENDMENT NO. 1

TO THE EGALET CORPORATION

2013 STOCK-BASED INCENTIVE COMPENSATION PLAN

AMENDMENT NO. 1 TO THE EGALET CORPORATION 2013 STOCK-BASED INCENTIVE COMPENSATION PLAN, made as of April 25, 2014 (this “Amendment”).

Pursuant to Section 14 of the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan, the Plan is hereby amended as follows:

1.     Effective upon the approval of the Company’s stockholders at the Company’s Annual Meeting of Stockholders on June 9, 2014, Section 5.1 and 5.2 of the Plan are hereby amended and restated to read as follows:

“5.1.       Subject to adjustment as provided in Section 13, the total number of shares of Common Stock available for Awards under the Plan shall be 3,680,000.

5.2.         Subject to adjustment as provided in Section 13, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 3,680,000 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Participant shall not exceed 1,840,000 during any calendar year.”

Except as specifically provided in and modified by this Amendment, all of the terms and conditions of the Plan are hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan to be executed by its duly authorized officers this 25th day of April, 2014.

EGALET CORPORATION

By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer